Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sears, Roebuck and Co. on Form S-8 of our reports dated February 12, 2001 appearing in and incorporated by reference in the Annual Report on Form 10-K of Sears, Roebuck and Co. for the fiscal year ended December 30, 2000.

/s/Deloitte & Touche LLP
Chicago, Illinois
October 26, 2001